Bar Harbor Bankshares Reports Second Quarter Results; Dividend Declared
BAR HARBOR, MAINE - July 18, 2019 -- Bar Harbor Bankshares (NYSE American: BHB or the “Company”) reported second quarter 2019 net income of $6.1 million, or $0.39 diluted earnings per share. Net income in the second quarter of 2018 totaled $8.5 million or $0.55 diluted earnings per share. Core earnings (non-GAAP measure) in the second quarter 2019 totaled $6.3 million or $0.41 diluted earnings per share and $8.7 million or $0.56 diluted earnings per share in the same period of 2018.

SECOND QUARTER FINANCIAL HIGHLIGHTS

•	8% annualized growth in total loans, led by 24% in commercial loans

•	14% annualized growth in demand deposits

•	5% growth in non-interest income, compared to second quarter 2018

•	0.62% non-accruing loans to total loans

•	10% annualized growth in book value per share

President and Chief Executive Officer, Curtis C. Simard stated, “Our financial performance in the second quarter was centered on growth in loans, deposits and non-interest income. We grew non-interest bearing demand deposits at a strong double-digit rate as the retail delivery team continues to focus on lasting customer relationships and lower cost non-maturity deposits. Loan growth was led by a surge in the commercial loan pipeline across all regions and specifically in the Portland area as our Loan Production Office is fully-up and running. We are concentrating on more tightly structured opportunities with proven borrowers to ensure that we hold true to our risk management discipline at all points of the economic cycle and regardless of competitive fervor.”

Mr. Simard further stated, “Last week we announced our branch acquisition in central Maine, which will be immediately accretive to earnings and reduce our loan to deposit ratio allowing for future growth through core funding. As we look forward, we are focused on revenue growth through relationship profitability as the Company continues to grow into the infrastructure that has now been put into place. That said, we will be executing on expense efficiencies in the third quarter, which will include relationship and product

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profitability, organizational opportunities and review of our branch network. This review is a function of our commitment to a balance between growth and earnings as the Company delivers on our long-term goals.”

Mr. Simard concluded, “The path to meeting our objectives includes an emphasis on fee based businesses. Our Wealth Management teams, which include Bar Harbor Trust Services, Charter Trust, and Bar Harbor Financial Services, are critical to this goal and will be further enhanced by Wealth Management business that is included with our recently announced branch acquisition. We are pleased to have hired Jason Edgar as the President of Wealth Management who will lead the teams as one collective business. Jason has strong roots in New England and has been a proven leader in the Wealth Management space for over 20 years. He will be instrumental in further enhancing revenue growth as we explore existing and future prospects, and strive to achieve full potential within this business.”

DIVIDEND DECLARED
The Board of Directors voted to declare a cash dividend of $0.22 per share to shareholders of record at the close of business on August 13, 2019, payable on September 13, 2019. This dividend equates to a 3.3% annualized yield based on the $26.59 closing price of the Company’s common stock at the end of the second quarter of 2019.

FINANCIAL CONDITION
Total assets increased in the second quarter by $58.4 million, or 6% annualized, to $3.7 billion. Loan balances in the second quarter 2019 were up $51.3 million from the first quarter or 8% annualized. Loan growth was led by commercial real estate and commercial and industrial loans, which grew during the second quarter at annualized rates of 29% and 9%, respectively. Our loan to deposit ratio increased to 104% in the second quarter 2019 from 102% in the first quarter 2019 given the robust loan growth.

The second quarter 2019 allowance for loan losses to total loans ratio remains strong at 0.57% with a coverage ratio to non-accruing loans at 91%, up from 84% as of the first quarter. Non-accruing loans decreased $644 thousand in the second quarter 2019 due to favorable settlements of several relationships approximating the carrying values of the loans. The ratio of non-accruing loans to total loans decreased to 0.62% from 0.66% at the end of the first quarter 2019.

The Company’s book value per share was $25.13 at the end of the second quarter 2019 compared to $24.54 the end of the first quarter 2019, representing a 10% annualized growth rate. Tangible book value per share (non-GAAP measure) was $18.23 at the end of the second quarter 2019 compared to $17.63 at the end of

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the first quarter 2019. In the second quarter, lower long-term rates continued to have a positive impact on the fair value adjustment in the securities portfolio. The fair value adjustment net of tax was a gain of $5.5 million in the second quarter 2019 compared to a loss of $1.8 million in the first quarter 2019.

RESULTS OF OPERATIONS
Net income in the second quarter 2019 was $6.1 million, or $0.39 per share, compared to $8.5 million, or $0.55 per share, in the same quarter of 2018. Interest and dividend income was up 7% to $33.8 million as quarterly yields on earning assets expanded 14 basis points on a year-over-year basis to 4.13%. Net interest margin in the second quarter 2019 decreased to 2.65% from 2.91% in the same period of 2018. The decrease reflects the impact of higher short-term interest rates and the flattening of the yield curve in 2019.

The second quarter 2019 provision for loan losses decreased to $562 thousand from $770 thousand in the same quarter 2018. We continue to have a positive quarterly trend in both recoveries and charged-off loans. The net charged-off loans to average loans ratio is at a zero annualized rate for the second quarter 2019. Asset quality continues to be strong with non-accruing loans to total loans at 0.62% in the second quarter 2019, down from 0.88% in the same quarter of 2018.

Non-interest income in the second quarter 2019 increased 5% to $7.5 million from $7.1 million in the same quarter in 2018. The increase was driven by greater customer service fees on higher transaction volume, an increase in customer derivative income due to commercial loan growth and an increase in bank-owned life insurance income given additional investments.

Non-interest expense increased to $20.9 million in the second quarter 2019 from $18.7 million in the prior year. The increase in salary and employee benefits is due to several strategic hires along with an increase in full-time equivalents to 474 from 451 in 2018. The increase in full-time equivalents is primarily related to new locations that were previously announced. Occupancy and equipment expense is also higher in 2019 compared to 2018 due to the new locations placed in service during the fourth quarter of 2018 and renovations to the Newport, New Hampshire branch in the spring of 2019.

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BACKGROUND
Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 130 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.bhbt.com.

FORWARD LOOKING STATEMENTS
Certain statements under the heading "SECOND QUARTER FINANCIAL HIGHLIGHTS" contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this earnings release the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying forward-looking statements. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions, increased competitive pressures, changes in the interest rate environment, legislative and regulatory change, changes in the financial markets, and other risks and uncertainties disclosed from time to time in documents that the Company files with the Securities and Exchange Commission, including but not limited to those discussed in the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Because of these and other uncertainties, the Company’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. The Company qualifies all of its forward-looking statements by these cautionary statements.

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NON-GAAP FINANCIAL MEASURES
This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including securities gains/losses, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS
Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)
A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
PER SHARE DATA
Net earnings, diluted	$0.39	$0.47	$0.49	$0.58	$0.55
Core earnings, diluted (1) (2)	0.41	0.47	0.59	0.58	0.56
Total book value	25.13	24.54	23.87	23.06	22.97
Tangible book value (2)	18.23	17.63	16.94	16.11	16.00
Market price at period end	26.59	25.87	22.43	28.72	30.29
Dividends	0.22	0.20	0.20	0.20	0.20

PERFORMANCE RATIOS (3)
Return on assets	0.67%	0.83%	0.85%	1.01%	0.97%
Core return on assets (1) (2)	0.70	0.83	1.03	1.01	1.00
Return on equity	6.33	7.83	8.31	9.92	9.65
Core return on equity (1) (2)	6.57	7.83	10.01	9.98	9.86
Core return on tangible equity (1) (2)	9.30	11.19	14.46	14.52	14.43
Net interest margin, fully taxable equivalent (FTE) (2) (4)	2.65	2.77	2.78	2.81	2.91
Net interest margin (FTE), excluding purchased loan accretion (2) (4)	2.56	2.67	2.70	2.71	2.80
Efficiency ratio (2)	68.48	63.94	59.91	57.88	58.83

GROWTH (Year-to-date, annualized) (2)
Total commercial loans	10.1%	(3.3)%	1.4%	2.8%	5.7%
Total loans	7.1	5.9	0.2	(0.1)	—
Total deposits	(0.1)	(2.8)	5.6	2.2	1.9

FINANCIAL DATA (In millions)
Total assets	$3,688	$3,629	$3,608	$3,561	$3,541
Total earning assets (2) (5)	3,355	3,312	3,263	3,253	3,250
Total investments	784	782	761	747	749
Total loans	2,578	2,527	2,490	2,484	2,485
Allowance for loan losses	15	14	14	13	13
Total goodwill and intangible assets	107	107	108	108	108
Total deposits	2,481	2,466	2,483	2,390	2,375
Total shareholders' equity	391	381	371	358	356
Net income	6	7	8	9	9
Core income (1) (2)	6	7	9	9	9

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	—%	0.03%	0.03%	0.04%	0.06%
Allowance for loan losses/total loans	0.57	0.55	0.56	0.54	0.53
Loans/deposits	104	102	100	104	105
Shareholders' equity to total assets	10.59	10.50	10.27	10.04	10.05
Tangible shareholders' equity to tangible assets	7.92	7.77	7.51	7.24	7.22

A

_____________________________________
(1) Core measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions, system conversions and gain or loss on sale of securities and premises and equipment. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2) Non-GAAP financial measure.
(3) All performance ratios are based on average balance sheet amounts, where applicable.
(4) Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(5) Earning assets includes non-accruing loans and securities are valued at amortized cost.

B

BAR HARBOR BANKSHARES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Assets
Cash and due from banks	$42,657	$37,504	$35,208	$53,154	$39,327
Interest-bearing deposits with the Federal Reserve Bank	17,203	16,599	63,546	19,420	22,066
Total cash and cash equivalents	59,860	54,103	98,754	72,574	61,393
Securities available for sale, at fair value	748,560	747,235	725,837	712,658	710,147
Federal Home Loan Bank stock	35,220	35,107	35,659	34,154	38,712
Total securities	783,780	782,342	761,496	746,812	748,859
Commercial real estate	881,479	821,567	826,699	840,018	838,546
Commercial and industrial	416,725	409,937	404,870	385,814	400,293
Residential real estate	1,167,759	1,184,053	1,144,698	1,140,519	1,127,895
Consumer	112,275	111,402	113,960	117,239	118,332
Total loans	2,578,238	2,526,959	2,490,227	2,483,590	2,485,066
Less: Allowance for loan losses	(14,572)	(13,997)	(13,866)	(13,487)	(13,090)
Net loans	2,563,666	2,512,962	2,476,361	2,470,103	2,471,976

Premises and equipment, net	50,230	49,661	48,804	47,621	48,038
Other real estate owned	2,351	2,351	2,351	68	129
Goodwill	100,085	100,085	100,085	100,085	100,085
Other intangible assets	7,072	7,266	7,459	7,690	7,921
Cash surrender value of bank-owned life insurance	74,871	74,352	73,810	73,316	58,811
Deferred tax asset, net	5,649	7,632	9,514	11,527	10,309
Other assets	40,071	38,441	29,853	31,196	33,534
Total assets	$3,687,635	$3,629,195	$3,608,487	$3,560,992	$3,541,055

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$354,125	$342,030	$370,889	$372,358	$341,773
NOW deposits	472,576	470,277	484,717	471,326	449,715
Savings deposits	352,657	346,813	358,888	354,908	350,339
Money market deposits	305,506	349,833	335,951	254,142	260,642
Time deposits	996,512	956,818	932,793	937,615	972,252
Total deposits	2,481,376	2,465,771	2,483,238	2,390,349	2,374,721

Senior borrowings	733,084	703,283	680,823	739,224	735,924
Subordinated borrowings	42,943	42,958	42,973	42,988	43,003
Total borrowings	776,027	746,241	723,796	782,212	778,927

Other liabilities	39,670	36,160	30,874	30,746	31,444
Total liabilities	3,297,073	3,248,172	3,237,908	3,203,307	3,185,092

Total shareholders' equity	390,562	381,023	370,579	357,685	355,963
Total liabilities and shareholders' equity	$3,687,635	$3,629,195	$3,608,487	$3,560,992	$3,541,055

Net shares outstanding	15,544	15,524	15,523	15,509	15,496

C

BAR HARBOR BANKSHARES
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						June 30, 2019 Annualized Growth %
(in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Quarter End	Year to Date
Commercial real estate	$881,479	$821,567	$826,699	$840,018	$838,546	29.2%	13.3%
Commercial and industrial	312,029	305,185	309,544	303,984	313,680	9.0	1.6
Total commercial loans	1,193,508	1,126,752	1,136,243	1,144,002	1,152,226	23.7	10.1
Residential real estate	1,167,759	1,184,053	1,144,698	1,140,519	1,127,895	(5.5)	4.0
Consumer	112,275	111,402	113,960	117,239	118,332	3.1	(3.0)
Tax exempt	104,696	104,752	95,326	81,830	86,613	(0.2)	19.7
Total loans	$2,578,238	$2,526,959	$2,490,227	$2,483,590	$2,485,066	8.1%	7.1%

DEPOSIT ANALYSIS

						June 30, 2019 Annualized Growth %
(in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Quarter End	Year to Date
Demand	$354,125	$342,030	$370,889	$372,358	$341,773	14.1%	(9.0)%
NOW	472,576	470,277	484,717	471,326	449,715	2.0	(5.0)
Savings	352,657	346,813	358,888	354,908	350,339	6.7	(3.5)
Money Market	305,506	349,833	335,951	254,142	260,642	(50.7)	(18.1)
Total non-maturity deposits	1,484,864	1,508,953	1,550,445	1,452,734	1,402,469	(6.4)	(8.5)
Total time deposits	996,512	956,818	932,793	937,615	972,252	16.6	13.7
Total deposits	$2,481,376	$2,465,771	$2,483,238	$2,390,349	$2,374,721	2.5%	(0.1)%

D

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
Interest and dividend income
Loans	$27,660	$25,934	$54,524	$51,060
Securities and other	6,125	5,784	12,488	11,435
Total interest and dividend income	33,785	31,718	67,012	62,495
Interest expense
Deposits	6,886	4,405	13,193	8,390
Borrowings	5,403	4,321	10,558	7,955
Total interest expense	12,289	8,726	23,751	16,345
Net interest income	21,496	22,992	43,261	46,150
Provision for loan losses	562	770	886	1,565
Net interest income after provision for loan losses	20,934	22,222	42,375	44,585
Non-interest income
Trust and investment management fee income	3,066	3,122	5,823	6,084
Customer service fees	2,618	2,347	4,783	4,571
Bank-owned life insurance income	519	377	1,061	823
Customer derivative income	696	545	725	545
Other income	554	730	1,228	1,336
Total non-interest income	7,453	7,121	13,620	13,359
Non-interest expense
Salaries and employee benefits	11,685	10,375	22,204	21,364
Occupancy and equipment	3,300	2,925	6,686	5,998
Loss on sales of premises and equipment, net	21	—	21	—
Outside services	443	581	854	1,141
Professional services	570	360	1,114	793
Communication	283	304	518	484
Marketing	511	588	806	914
Amortization of intangible assets	207	207	414	414
Acquisition, conversion and other expenses	280	214	280	549
Other expenses	3,606	3,131	6,633	5,880
Total non-interest expense	20,906	18,685	39,530	37,537

Income before income taxes	7,481	10,658	16,465	20,407
Income tax expense	1,364	2,123	3,067	4,060
Net income	$6,117	$8,535	$13,398	$16,347

Earnings per share:
Basic	$0.39	$0.55	$0.86	$1.06
Diluted	$0.39	$0.55	0.86	1.05

Weighted average shares outstanding:
Basic	15,538	15,482	15,531	15,465
Diluted	15,586	15,571	15,582	15,560

E

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

(in thousands, except per share data)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Interest and dividend income
Loans	$27,660	$26,864	$26,743	$26,212	$25,934
Securities and other	6,125	6,363	6,029	5,972	5,784
Total interest and dividend income	33,785	33,227	32,772	32,184	31,718
Interest expense
Deposits	6,886	6,307	5,653	5,478	4,405
Borrowings	5,403	5,155	4,855	4,237	4,321
Total interest expense	12,289	11,462	10,508	9,715	8,726
Net interest income	21,496	21,765	22,264	22,469	22,992
Provision for loan losses	562	324	572	643	770
Net interest income after provision for loan losses	20,934	21,441	21,692	21,826	22,222
Non-interest income
Trust and investment management fee income	3,066	2,757	2,949	2,952	3,122
Customer service fees	2,618	2,165	2,477	2,490	2,347
Loss on sales of securities, net	—	—	(924)	—	—
Bank-owned life insurance income	519	542	493	505	377
Customer derivative income	696	29	315	—	545
Other income	554	674	2,140	1,179	730
Total non-interest income	7,453	6,167	7,450	7,126	7,121
Non-interest expense
Salaries and employee benefits	11,685	10,519	9,269	10,331	10,375
Occupancy and equipment	3,300	3,386	3,022	3,366	2,925
Loss on sales of premises and equipment, net	21	—	—	—	—
Outside services	443	411	811	456	581
Professional services	570	544	458	223	360
Communication	283	235	103	217	304
Marketing	511	295	536	293	588
Amortization of intangible assets	207	207	207	207	207
Acquisition, conversion, and other expenses	280	—	1,109	70	214
Other expenses	3,606	3,027	4,581	2,743	3,131
Total non-interest expense	20,906	18,624	20,096	17,906	18,685

Income before income taxes	7,481	8,984	9,046	11,046	10,658
Income tax expense	1,364	1,703	1,426	2,076	2,123
Net income	$6,117	$7,281	$7,620	$8,970	$8,535

Earnings per share:
Basic	$0.39	$0.47	$0.49	$0.58	$0.55
Diluted	$0.39	$0.47	$0.49	$0.58	$0.55

Weighted average shares outstanding:
Basic	15,538	15,523	15,516	15,503	15,482
Diluted	15,586	15,587	15,574	15,580	15,571

F

BAR HARBOR BANKSHARES
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Earning assets
Commercial real estate	4.74%	4.78%	4.71%	4.57%	4.48%
Commercial and industrial	4.75	4.79	4.61	4.59	4.69
Residential	3.93	3.94	3.83	3.83	3.88
Consumer	5.21	5.25	5.07	4.85	4.65
Total loans	4.39	4.42	4.31	4.25	4.25
Securities and other	3.29	3.47	3.28	3.21	3.18
Total earning assets	4.13%	4.19%	4.07%	4.00%	3.99%

Funding liabilities
NOW	0.49%	0.51%	0.50%	0.43%	0.37%
Savings	0.21	0.19	0.18	0.17	0.17
Money market	1.44	1.38	0.93	0.76	0.79
Time deposits	2.11	2.00	1.85	1.78	1.51
Total interest bearing deposits	1.32	1.25	1.12	1.06	0.90
Borrowings	2.74	2.74	2.53	2.26	2.07
Total interest-bearing liabilities	1.71%	1.66%	1.50%	1.38%	1.25%

Net interest spread	2.42	2.53	2.57	2.62	2.74
Net interest margin	2.65	2.77	2.78	2.81	2.91

G

BAR HARBOR BANKSHARES
AVERAGE BALANCES - UNAUDITED

	Quarters Ended
(in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Assets
Commercial real estate	$846,921	$825,596	$836,813	$837,058	$824,356
Commercial and industrial	416,000	405,107	393,396	388,831	396,471
Residential	1,176,583	1,143,862	1,137,493	1,120,336	1,126,714
Consumer	111,641	113,060	114,960	117,735	119,570
Total loans (1)	2,551,145	2,487,625	2,482,662	2,463,960	2,467,111
Securities and other (2)	779,072	777,458	762,901	773,562	767,886
Total earning assets	3,330,217	3,265,083	3,245,563	3,237,522	3,234,997
Cash and due from banks	52,728	50,298	68,904	63,272	50,869
Allowance for loan losses	(14,459)	(14,119)	(13,922)	(13,463)	(13,107)
Goodwill and other intangible assets	107,252	107,446	107,657	107,887	108,118
Other assets	170,340	152,332	138,074	137,466	131,522
Total assets	$3,646,078	$3,561,040	$3,546,276	$3,532,684	$3,512,399

Liabilities and shareholders' equity
NOW	$459,572	$468,392	$475,449	$461,875	$441,645
Savings	352,733	346,707	346,905	356,834	351,712
Money market	338,095	335,882	272,612	259,738	288,169
Time deposits	935,616	894,160	914,674	964,108	872,149
Total interest bearing deposits	2,086,016	2,045,141	2,009,640	2,042,555	1,953,675
Borrowings	789,953	761,885	761,781	744,632	836,295
Total interest-bearing liabilities	2,875,969	2,807,026	2,771,421	2,787,187	2,789,970
Non-interest-bearing demand deposits	349,322	351,362	384,636	357,856	339,374
Other liabilities	33,160	25,520	26,569	28,943	28,386
Total liabilities	3,258,451	3,183,908	3,182,626	3,173,986	3,157,730

Total shareholders' equity	387,627	377,132	363,650	358,698	354,669

Total liabilities and shareholders' equity	$3,646,078	$3,561,040	$3,546,276	$3,532,684	$3,512,399
_____________________________________

(1)	Total loans include non-accruing loans.

(2)	Average balances for securities available-for-sale are based on amortized cost.

H

BAR HARBOR BANKSHARES
ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
(in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$7,048	$7,516	$8,156	$8,348	$8,883
Commercial installment	2,081	2,192	2,331	2,303	2,411
Residential real estate	5,965	6,326	7,211	10,396	9,945
Consumer installment	861	565	537	727	707
Total non-accruing loans	15,955	16,599	18,235	21,774	21,946
Other real estate owned	2,351	2,351	2,351	68	129
Total non-performing assets	$18,306	$18,950	$20,586	$21,842	$22,075

Total non-accruing loans/total loans	0.62%	0.66%	0.73%	0.88%	0.88%
Total non-performing assets/total assets	0.50	0.52	0.57	0.61	0.62

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$13,997	$13,866	$13,487	$13,090	$12,679
Charged-off loans	(104)	(231)	(631)	(298)	(517)
Recoveries on charged-off loans	117	38	438	52	158
Net loans charged-off	13	(193)	(193)	(246)	(359)
Provision for loan losses	562	324	572	643	770
Balance at end of period	$14,572	$13,997	$13,866	$13,487	$13,090

Allowance for loan losses/total loans	0.57%	0.55%	0.56%	0.54%	0.53%
Allowance for loan losses/non-accruing loans	91	84	76	62	60

NET LOAN CHARGE-OFFS
Commercial real estate	$114	$(41)	$(25)	$(27)	$(92)
Commercial installment	(12)	(15)	53	(53)	(54)
Residential real estate	(65)	(86)	(31)	(123)	(64)
Consumer installment	(24)	(51)	(190)	(43)	(149)
Total, net	$13	$(193)	$(193)	$(246)	$(359)

Net charge-offs (QTD annualized)/average loans	—%	0.03%	0.03%	0.04%	0.06%
Net charge-offs (YTD annualized)/average loans	0.01	0.03	0.05	0.06	0.06

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.29%	0.21%	0.38%	0.17%	0.14%
90+ Days delinquent and still accruing	—	—	0.01	—	—
Total accruing delinquent loans	0.29	0.21	0.39	0.17	0.14
Non-accruing loans	0.62	0.66	0.73	0.88	0.88
Total delinquent and non-accruing loans	0.91%	0.87%	1.12%	1.05%	1.02%

I

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED
		At or for the Quarters Ended
(in thousands)		Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Net income		$6,117	$7,281	$7,620	$8,970	$8,535
Plus (less):
Loss on sale of securities, net		—	—	924	—	—
Loss on sale of premises and equipment, net		21	—	—	—	—
Loss (gain) on other real estate owned		—	—	5	(8)	23
Acquisition, conversion and other expenses		280	—	1,109	70	214
Income tax expense (1)		(72)	—	(485)	(12)	(57)
Total core earnings (2)	(A)	$6,346	$7,281	$9,173	$9,020	$8,715

Net-interest income	(B)	$21,496	$21,765	$22,264	$22,469	$22,992
Plus: Non-interest income		7,453	6,167	7,450	7,126	7,121
Total Revenue		28,949	27,932	29,714	29,595	30,113
Plus: Loss on sale of securities, net		—	—	924	—	—
Total core revenue (2)	(C)	$28,949	$27,932	$30,638	$29,595	$30,113

Total non-interest expense		20,906	18,624	20,096	17,906	18,685
Less: Loss on sale of premises and equipment, net		(21)	—	—	—	—
Less: (Loss) gain on other real estate owned		—	—	(5)	8	(23)
Less: Acquisition, conversion and other expenses		(280)	—	(1,109)	(70)	(214)
Core non-interest expense (2)	(D)	$20,605	$18,624	$18,982	$17,844	$18,448

(in millions)
Total average earning assets	(E)	$3,330	$3,265	$3,246	$3,238	$3,235
Total average assets	(F)	3,646	3,561	3,546	3,533	3,512
Total average shareholders' equity	(G)	388	377	364	359	355
Total average tangible shareholders' equity (2) (3)	(H)	280	270	256	251	247
Total tangible shareholders' equity, period-end (2) (3)	(I)	283	274	263	250	248
Total tangible assets, period-end (2) (3)	(J)	3,580	3,522	3,501	3,453	3,433

(in thousands)
Total common shares outstanding, period-end	(K)	15,544	15,524	15,523	15,509	15,496
Weighted average diluted shares outstanding	(L)	15,586	15,587	15,574	15,580	15,571

Core earnings per share, diluted (2)	(A/L)	$0.41	$0.47	$0.59	$0.58	$0.56
Tangible book value per share, period-end (2)	(I/K)	18.23	17.63	16.94	16.11	16.00
Securities adjustment, net of tax (1) (4)	(M)	5,550	(1,842)	(8,663)	(17,152)	(12,594)
Tangible book value per share, excluding securities adjustment (2)	(I+M)/K	17.88	17.75	17.50	17.22	16.81
Total tangible shareholders' equity/total tangible assets (2)	(I/J)	7.92	7.77	7.51	7.24	7.22

J

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED
		At or for the Quarters Ended
(in thousands)		Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Performance ratios
GAAP return on assets		0.67%	0.83%	0.85%	1.01%	0.97%
Core return on assets (2)	(A/F)	0.70	0.83	1.03	1.01	1.00
GAAP return on equity		6.33	7.83	8.31	9.92	9.65
Core return on equity (2)	(A/G)	6.57	7.83	10.01	9.98	9.86
Core return on tangible equity (2) (5)	(A+Q)/H	9.30	11.19	14.46	14.52	14.43
Efficiency ratio (2) (6)	(D-O-Q)/(C+N)	68.48	63.94	59.91	57.88	58.83
Net interest margin	(B+P)/E	2.65	2.77	2.78	2.81	2.91
Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$676	$684	$633	$654	$622
Franchise taxes included in non-interest expense	(O)	111	120	39	129	159
Tax equivalent adjustment for net interest margin	(P)	514	515	488	493	502
Intangible amortization	(Q)	207	207	207	207	207
_____________________________________

(1)	Assumes a marginal tax rate of 23.78% in 2019. A marginal tax rate of 24.15% was used in the first and second quarter of 2018 and 23.78% was used in the third and fourth quarter of 2018.

(2)	Non-GAAP financial measure.

(3)
Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.

(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.

(5)
Adjusted return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a marginal rate of 23.78% in 2019, 24.15% in the first and second quarter of 2018 and 23.78% in the third and fourth quarter of 2018, by tangible equity.

(6)	Efficiency ratio is computed by dividing adjusted non-interest expense by the sum of net interest income on a fully taxable equivalent basis and adjusted non-interest income.

K